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EXHIBIT 10.41

innovative solutions—3D Systems

August 27, 1998

John D. Beadsmoore
Managing Director
Ciba Specialty Chemicals (UK) Limited
Performance Polymers Division
Duxford, Cambridge
CB2 4QA ENGLAND

Re: R&D Agreement

Dear Mr. Beadsmoore:

    The existing modified R&D Agreement between our companies shall be further modified to amend paragraph 1.a), which was last modified on August 6, 1993, as follows:

    1.a) "SL-Process" shall mean the StereoLithography method of 3D, as defined and claimed: (i) in the patent or patents now set forth on Annex A, as such patents existed on May 6, 1988, regardless of any subsequent amendments, modifications, or limitations thereof; (ii) in the patents that were added to Annex A by the Amendment dated August 6, 1993; and (iii) in any additional patents, patent applications (while such applications are pending) added to Annex A at the date of the agreement or thereafter by mutual consent of the parties, such consent to not be unreasonably withheld, together with the documented know-how relating to the claims set forth in such patents or patent applications provided; provided, however, that notwithstanding anything in this R&D Agreement to the contrary (including the patents listed on Annex A hereto), SL-Process shall not include any solid imaging process that uses ink jet technology to dispense any type of initiator or reactive or non-reactive monomer or other solid or solidifying or supporting material that is used in the formation of three-dimensional objects. If such know-how is outside of the claims set forth in such patent on Annex A, such documented know-how shall be described on Annex A, or added thereto with the mutual consent of the parties, such consent not to be unreasonably withheld.

    Please indicate your agreement with the foregoing by executing and returning a copy of this Amendment.

Sincerely,

/s/ Arthur B. Sims
Chief Executive Officer

ABS/blw
Ref A98429

Understood and agreed this 10th, day of September, 1998. Ciba Specialty Chemicals

By /s/

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EXHIBIT 10.41